Exhibit (d)(13)

Schedule A

Fund(s)

Separate Series of Amplify ETF Trust

Amplify Bitcoin 2% Monthly Option Income ETF

Amplify Bitcoin Max Income Covered Call ETF

Amplify Cash Flow Dividend Leaders ETF

Amplify COWS Covered Call ETF